                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12



--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     SPECTRUM HOLOBYTE, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 18, 1997


TO OUR STOCKHOLDERS:

    You are cordially invited to attend the Annual Meeting of Stockholders of Spectrum HoloByte, Inc. (the "Company") to be held at the Waterfront Plaza Hotel, Jack London Square, Ten Washington Street, Oakland, California, 94607, at 9:30 a.m., local time, on September 18, 1997 for the following purposes:

    1. To elect directors to serve for the ensuing year or until their successors are elected;

    2. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock for issuance thereunder by 600,000 shares to 5,064,321 shares;

    3. To approve and ratify an amendment to the Company's Employee Stock Purchase Plan for the purpose of increasing the number of shares reserved for issuance thereunder by 200,000 shares to 600,000 shares;

    4. To amend the Company's Certificate of Incorporation to change the Company's name from Spectrum HoloByte, Inc. to MicroProse, Inc.;

    5. To ratify the selection of Coopers & Lybrand, LLP, as independent public accountants for the Company for the fiscal year ending March 29, 1998; and

    6. To act upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on July 21, 1997 as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

    Representation of at least a majority of all of the Company's outstanding shares on the record date is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to the time it is voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                                 [SIG]

                                          Stephen M. Race

                                          CHIEF EXECUTIVE OFFICER

Alameda, California

August 1, 1997

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES
                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                            SPECTRUM HOLOBYTE, INC.
                         TO BE HELD SEPTEMBER 18, 1997

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Spectrum HoloByte, Inc. ("Spectrum HoloByte" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders, which will be held at 9:30 a.m., local time, on September 18, 1997 at the Waterfront Plaza Hotel, Jack London Square, Ten Washington Street, Oakland, California, 94607, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about August 1, 1997.

                         VOTING RIGHTS AND SOLICITATION


    The close of business on July 21, 1997 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, Spectrum HoloByte had 30,163,043 shares of Common Stock, $.001 par value per share (the "Common Stock") issued and outstanding, 4,000,000 shares of Series A Preferred Stock issued and outstanding and 16,045 shares of Series B-1 Preferred Stock issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting and stockholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon. The 4,000,000 shares of Series A Preferred Stock outstanding on the record date, which are convertible into an aggregate of 196,078 shares of Common Stock and the 16,045 shares of Series B-1 Preferred Stock, which are convertible into an aggregate of 16,045 shares of Common Stock, are all entitled to vote at the Annual Meeting on an as-converted to Common Stock basis.


    Shares of the Company's Common Stock represented by proxies in the accompanying form that are properly executed and returned to Spectrum HoloByte will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1 -- Election of Directors," FOR the amendment to the Company's 1994 Stock Option Plan as described herein under "Proposal 2 -- Amendment to the 1994 Stock Option Plan," FOR the amendment to the Company's Employee Stock Purchase Plan as described herein under "Proposal 3 -- Amendment to the Employee Stock Purchase Plan," FOR the amendment to the Company's Certificate of Incorporation as described herein under "Proposal 4 -- Amendment to the Certificate of Incorporation to change the name of the Company," and FOR ratification of the selection of accountants as described herein under "Proposal 5 -- Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The entire cost of soliciting proxies will be borne by Spectrum HoloByte. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Spectrum HoloByte employees for no addi-tional compensation. In addition, the Company may engage a proxy solicitation service to aid in the solicitation of proxies, for which the Company would pay customary fees not to exceed $10,000, plus expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered at the 1998 Annual Meeting of Stockholders must be received by no later than April 2, 1998. The proposal must be mailed to the Company's principal executive offices, 2490 Mariner Square Loop, Suite 100, Alameda, California 94501, Attention: General Counsel, Legal Department. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    The nominees for the Board of Directors (the "Board") are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

NOMINEES TO BOARD OF DIRECTORS

       NAME          DIRECTOR SINCE       AGE
-------------------  ---------------      ---

Gilman G. Louie              1993             37

David C. Costine             1990             56

Vinod Khosla                 1993             42

Stephen M. Race              1995             47

Keith Schaefer               1993             48


    GILMAN G. LOUIE has served as Chairman of the Board of Directors of the Company since December 14, 1993, the effective date of the merger (the "Merger Date") between Spectrum HoloByte, Inc., a California corporation (which for the purposes of this section shall be referred to as "Spectrum HoloByte") and MicroProse, Inc. (the Company prior to the Merger Date, also referred to in this section as "MicroProse") (the "Merger"). Mr. Louie also served as Chief Executive Officer of the Company from May 1, 1995 to August 15, 1995. Prior to the Merger, Mr. Louie served as Chairman of the Board of Spectrum HoloByte since its inception in September 1992. He has served as a director of the Company since December 1993. In 1983, Mr. Louie became President and Chairman of the Board of Nexa Corporation, a company specializing in developing software for the microcomputer, which merged with another company to form Sphere, Inc. in 1986. Mr. Louie then served as Chief Executive Officer and Chairman of the Board for Sphere, Inc., where he designed the FALCON-Registered Trademark- computer game. Mr. Louie holds a Bachelor's degree in Business Administration from San Francisco State University where he graduated magna cum laude.

    DAVID C. COSTINE has served as a director of the Company since November 1990. Since 1987, Mr. Costine has been President of Costine Management Co. Since 1988, he has been a General Partner of Costine Associates, L.P., which is the General Partner of Corporate Venture Partners, L.P., a venture capital fund that is a stockholder of the Company. From 1982 to 1987, he served as General Partner of Venturtech Associates, L.P., the General Partner of Venturtech II, L.P., a venture capital fund. He currently serves on the Board of Directors of Yes! Entertainment and two private companies. Mr. Costine has a Bachelor's degree in Mechanical Engineering from Cornell University and an M.B.A. from Harvard University.

    VINOD KHOSLA has been a director of the Company since the Merger Date and of Spectrum HoloByte since its inception in September 1992. He has been a General Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since November 1987. Mr. Khosla was a co-founder of Daisy Systems, Inc., a computer aided engineering company, and President and co-founder of Sun Microsystems, a computer technology company. He currently serves on the Board of Directors of PictureTel, the 3DO Company, Excite, Inc., and several private companies. Mr. Khosla holds a Bachelor of Technology in Electrical Engineering from the Indian Institute of Technology in New Delhi, a Master's Degree in Biomedical Engineering from Carnegie Mellon University and an M.B.A. from the Stanford University Graduate School of Business.

    STEPHEN M. RACE has been a director and the Chief Executive Officer of the Company since August 1995. From May 1994 until August 1995, Mr. Race served as president of Sony Computer Entertainment of America. Prior to joining Sony Computer Entertainment of America, Mr. Race directed his own consulting practice and served as a consultant to a variety of computer software and hardware companies from July 1991 until May 1994. He also served as General Manager, Athletic Footwear for Reebok International Ltd. from November 1990 to June 1991 and as Chairman and Chief Executive Officer of Homestar International from April 1987 to October 1990. Mr. Race has a B.S. in economics and an M.S. in Energy and Power Management from the University of Pennsylvania and an M.B.A. from the Wharton Graduate School of Finance and Commerce.

    KEITH SCHAEFER has been a director of the Company since the Merger Date and of Spectrum HoloByte since March 1993. He is currently President and Chief Executive Officer of Cybernautics, Inc., a privately held on-line services and interactive television company. From October 1992 until June 1994, Mr. Schaefer served as President of Paramount Communications Technology Group, Inc., a global entertainment and communications company. Prior to joining Paramount Communications Technology Group, Inc., Mr. Schaefer was President and Chief Executive Officer of Computer Curriculum Corporation, a Paramount Communications Company. From January 1991 to July 1991, he was President and Chief Executive Officer of WOW, Inc. He has a B.A. from the University of Pittsburgh and attended the University of California, Los Angeles Graduate School of Business.

    There are no family relationships among executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

    During the fiscal year ended March 30, 1997, the Board of Directors of the Company held a total of eight meetings. During this period, each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board that were held while they were members and (ii) the total number of meetings held by all committees of the Board of which they were members.

    The Company has an Audit Committee and a Compensation Committee of the Board of Directors. There is no nominating committee or committee performing the functions of such committee.

    The Audit Committee meets with the Company's financial management and its independent accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee, consisting of Messrs. Costine and Schaefer, held two meetings during fiscal 1997. Currently, the Committee consists of Messrs. Costine and Schaefer.

    The Compensation Committee reviews and makes recommendations with respect to matters related to the hiring, employment and compensation of the Company's officers and employees. This Committee, consisting of Messrs. Schaefer and Khosla, held eight meetings during fiscal 1997. In April 1997, Mr. Khosla resigned from the Compensation Committee and was replaced by Mr. Costine. Currently, the Committee consists of Messrs. Schaefer and Costine.

DIRECTOR REMUNERATION

    Members of the Board are reimbursed for all out-of-pocket costs incurred in connection with their attendance at Board and committee meetings. Although the Board of Directors may fix the compensation of directors and committee members and may pay a salary or a fixed sum for each meeting attended, no such cash compensation is currently paid to the directors. Under a self-administering automatic option grant program in effect under the Company's 1994 Stock Option Plan, an individual who first becomes a non-employee member of the Board will receive an automatic one-time option grant for 10,000 shares of the Company's Common Stock upon commencement of Board service, and each individual with six or more months of Board service will receive an automatic option grant for an additional 2,500 shares at each Annual Stockholders Meeting at which he or she continues to serve as a non-employee Board member.

    The exercise price of such options may not be less than the fair market value per share of the Company's Common Stock (as determined by the closing price reported by Nasdaq on the date of grant) and the term of such options may not exceed ten years.

    Automatic option grants become exercisable for 12% of the option shares upon completion of six months of Board service from the date of grant, and for the balance of the option shares in a series of 44 equal successive monthly installments thereafter, provided the director remains a member of the Board through such date. However, full and immediate vesting will occur upon certain mergers involving the Company or a sale, transfer or other disposition of all or substantially all of the Company's assets (a "Corporate Transaction") and upon certain types of "hostile take-overs". Also, each automatic option grant will be automatically canceled upon the occurrence of certain Corporate Transactions not approved by the Board of Directors (a "Hostile Take-Over") whether or not the option is otherwise at the time exercisable for such shares. In return, the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the greater of (a) the fair market value per share on the date of cancellation, as determined in accordance with the valuation provisions of the Option Plan, or (b) the highest reported price per share paid by the acquiring entity in effecting the Hostile Take-Over over (ii) the aggregate exercise price payable for such shares.

    Upon cessation of Board service, the options held by the director will remain exercisable for six months. Should the optionee die while holding one or more options, then those options may subsequently be exercised by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance within twelve months of the director's death.

    In accordance with the provisions of the Option Plan, Messrs. Costine, Khosla, and Schaefer were each granted options for 10,000 shares of the Company's Common Stock at an exercise price of $9.75 per share on December 16, 1993 and options for 2,500 shares of the Company's Common Stock at an exercise price of $13.25 on September 21, 1994, options for 2,500 shares of the Company's Common Stock at an exercise price of $11.25 on October 5, 1995, and options for 2,500 shares of the Company's Common Stock at an exercise price of $6.125 on September 18, 1996.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

                                  PROPOSAL 2:
                    AMENDMENT TO THE 1994 STOCK OPTION PLAN

INTRODUCTION

    The stockholders are being asked to vote on a proposal to amend the Company's 1994 Stock Option Plan ("Option Plan"). The Option Plan was adopted by the Company's Board of Directors to be effective as of May 5, 1994 and approved by the stockholders on September 21, 1994, and a total of 2,964,321 shares of Common Stock were initially reserved for issuance thereunder. In July 1995, the Board amended the Option Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares to an aggregate of 4,464,321 shares, and the amendment was approved by the stockholders on October 5, 1995. The Option Plan was amended by the Board on July 9, 1997 to increase the number of shares of Common Stock authorized for issuance thereunder by 600,000 shares to 5,064,321 shares in the aggregate. The Option Plan is the successor to the 1991 Employee Stock Option Plan ("1991 Option Plan"), and all outstanding stock options under the 1991 Option Plan have been incorporated into the Option Plan.

    The Board believes the proposed amendment is in the best interests of the Company and its stockholders for a number of reasons. First, the Board believes that option grants serve to incentivize current employees and to align their interests with those of the Company's stockholders. Second, the Board believes that option grants are an important element of the Company's strategy to attract and retain qualified employees. Competition for qualified employees in the entertainment software market is extremely intense, and due to the rapid growth of many successful companies in this sector, such competition is increasing. The Board believes that in order to remain competitive with other entertainment software companies with regard to its long term incentive plans, the Company must continue to offer stock options. Without the proposed amendment, the Company may deplete the options available for grant within the next year.

    The terms and provisions of the Option Plan are summarized below. The summary, however, does not purport to be a complete description of the Option Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of the Company at the corporate offices in Alameda, California.

PLAN STRUCTURE; ELIGIBILITY

    The Option Plan is comprised of two (2) parts: a discretionary option grant program and an automatic option grant program. Under the discretionary option grant program, options may be granted to employees (including officers), consultants and other independent contractors of the Company or subsidiaries who contribute to the management, growth and financial success of the Company or subsidiaries. Under the automatic grant program, options are automatically granted to the non-employee members of the Board.


    As of July 21, 1997, approximately three hundred and sixty three (363) employees (including nine (9) executive officers) and one (1) consultant/independent contractor, were eligible to participate in the Option Plan and three (3) non-employee Board members were eligible for automatic option grants.


ADMINISTRATION

    The Option Plan is currently administered by the Compensation Committee appointed by the Board (the "Committee"). Administration of the Option Plan with respect to officers subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") shall be by members who are "disinterested persons" as that term is defined in Rule 16b-3 under that Act to the extent necessary to satisfy such rule.

    The Committee has the exclusive authority, subject to the provisions of the Option Plan, to determine the eligible individuals who are to receive discretionary options under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Committee also has the authority to determine whether the granted option is to be an incentive stock option under the Federal tax laws and to establish rules and regulations for proper plan administration. The automatic grant program is self-administering.

ISSUABLE SHARES

    The aggregate number of shares available for issuance under the Option Plan may not exceed 5,064,321. The pool of shares reserved under the Option Plan consists of (i) the number of shares that remained available for issuance under the 1991 Option Plan, including the shares subject to outstanding options incorporated into the Option Plan and any other shares that were otherwise available for future option grants under the 1991 Option Plan as of May 5, 1994 plus (ii) an additional 3,000,000 shares authorized by the Board for issuance under this Option Plan and previously approved by the Company's stockholders and
(iii) an increase of 600,000 shares, which is the subject of this Proposal 2. This amount is subject to adjustment from time to time in the event of certain changes in the Company's capital structure. To the extent any of the incorporated options are subsequently exercised, the number of shares issued under those options will reduce, on a share-for-share basis, the number of shares available for issuance under the Option Plan. In no event may any one officer acquire shares of Common Stock under the Option Plan in excess of 35% of the total share reserve available for issuance under the Option Plan. The foregoing limitation shall not be applicable to options granted on or before December 31, 1993. The stockholders have previously approved the Option Plan and a share reserve of 4,464,321 shares.

    Should any option under the Option Plan expire or terminate prior to exercise or surrender in full (including any options incorporated from the 1991 Option Plan), the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent option grants. Shares subject to any option surrendered in accordance with the option surrender provisions of the Option Plan and all share issuances under the Option Plan, whether or not the shares are subsequently repurchased by the Company pursuant to its repurchase rights under the Option Plan, will reduce on a share-for-share basis the number of shares available for subsequent option grants.

OPTION PRICE AND EXERCISABILITY

    The exercise price of options issued under the Option Plan will be determined by the Committee, but may not be less than the fair market value of the Common Stock on the grant date, and the maximum period during which any option may remain outstanding may not exceed ten (10) years.

    Options issued under the Option Plan may become exercisable in cumulative increments over a period of months or years as determined by the Committee. The option price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Outstanding options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares plus all applicable withholding taxes.

    The Committee may also assist any optionee (including an officer) in the exercise of outstanding options under the discretionary option grant program by authorizing a loan from the Company or permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate option price payable for the purchased shares (less the par value) plus any Federal, state or local income taxes or Federal employment taxes incurred by the optionee in connection with the option exercise.

VALUATION

    For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date, as reported on the Nasdaq National Market ("NNM"). If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of fair market value.


    On July 21, 1997, the fair market value of the Common Stock was $4.00 per share.


TERMINATION OF SERVICE

    Outstanding options under the Option Plan will terminate unless exercised, with respect to any shares for which such options are exercisable at the time of the optionee's cessation of service with the Company, within three months following such cessation of service (twelve months in the case of cessation of service due to permanent disability). Under no circumstances, however, may any such option remain exercisable after the specified expiration date of the option term.

    Should the optionee die while in service or in the 3 month period following his cessation of service, then the optionee's outstanding options may subsequently be exercised by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance within twelve months following such optionee's cessation of service.

    During the applicable exercise period following the optionee's cessation of service, the option may not be exercised for more than the number of option shares for which the option is exercisable at the time of such cessation of service. However, the Committee will have the discretionary authority to accelerate in whole or in part the vesting of any outstanding options held by the optionee and may exercise this discretion at any time while the option remains outstanding.

    For purposes of the Option Plan, the optionee will be deemed to be in the service of the Company for so long as such individual renders periodic services to the Company or any parent or subsidiary, whether as an employee, a member of the Board of Directors or an independent consultant or advisor.

REPURCHASE RIGHTS

    The shares of Common Stock purchased upon the exercise of options may be subject to repurchase by the Company. Unvested shares of Common Stock acquired under the discretionary grant program will be subject to repurchase by the Company, at the original option price paid per share, upon the optionee's cessation of service. The Committee has complete discretion in establishing the vesting schedule for any unvested shares issued under the discretionary grant program and may cancel the Company's outstanding repurchase rights with respect to one or more unvested shares held by the optionee at the time of his or her cessation of service. All shares subject to the Company's repurchase rights under the discretionary grant program will immediately vest upon a Corporate Transaction (as defined below), except to the extent the repurchase rights are to be assigned to the successor entity or parent thereof.

STOCKHOLDER RIGHTS AND ASSIGNABILITY OF OPTIONS

    No optionee is to have any stockholder rights with respect to the option shares until such individual has exercised the option and paid the option price. Options are not assignable or transferable other than by will or by the laws of inheritance and the option may be exercised only by the optionee.

CORPORATE TRANSACTIONS

    In the event of any of the following stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):

    (a) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or

    (b) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company,

the exercisability of each outstanding option under the discretionary grant program will automatically accelerate unless the option is either assumed by the successor corporation (or its parent corporation) in such Corporate Transaction or is otherwise replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. To the extent not assumed or exercised, each outstanding option will terminate and cease to be outstanding upon consummation of the Corporate Transaction.

    Each outstanding option that is assumed or is otherwise to continue in effect after a merger or business combination will be appropriately adjusted to apply and pertain to the number and class of securities that would have been issuable, in connection with such merger or business combination, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such merger or business combination.

LIMITED STOCK APPRECIATION RIGHTS

    In the discretion of the Committee, each officer of the Company subject to the short-swing profit restrictions of the Federal securities laws may be granted limited stock appreciation rights as part of any stock option grants made to such officer under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be canceled upon the occurrence of a Hostile Take-Over (defined below). In return, the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (defined below) of the shares of Common Stock subject to the canceled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares.

    For purposes of such limited stock appreciation right, the following definitions will be in effect.

HOSTILE TAKE-OVER: (i) the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer that the Board does not recommend the Company's stockholders to accept and (ii) more than 50% of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company who are subject to the short-swing profit restrictions of the Federal securities laws.

TAKE-OVER PRICE: the greater of (i) the fair market value per share on the date of cancellation, as determined in accordance with the valuation provisions of the Option Plan described above, or (ii) the highest reported price per share paid by the acquiring entity in effecting the Hostile Take-Over.

SPECIAL TAX WITHHOLDING ELECTION

    The Committee may in its discretion provide one or more option holders under the discretionary option grant program with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of their options, a portion of such shares with an aggregate fair market value equal to the designated percentage (up to 100%) of the Federal, state and local income and employment tax liability incurred by such option holder in connection with the exercise of such option. Any election so made will be subject to the approval of the Committee. One or more option holders may also be granted the alternative right, subject to Committee approval, to deliver previously-issued shares of Common Stock in satisfaction of such tax liability.

CHANGES IN CAPITALIZATION

    In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option (including all option grants incorporated from the 1991 Option Plan), (iii) the number of shares to be made the subject of subsequent automatic option grants, and (iv) the maximum number and/or class of shares issuable to any one person under the Option Plan.

    Option grants under the Option Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

NON-EMPLOYEE DIRECTOR AUTOMATIC GRANT PROGRAM

    The automatic grant program was approved by the Board in December 1993 as part of the 1991 Option Plan, was approved by the stockholders at the 1994 Annual Meeting and was subsequently incorporated into the Option Plan. The automatic option grant program under the Option Plan authorizes the grant of non-statutory options to purchase shares of Common Stock to non-employee members of the Board. Each non-employee Board member who was serving as a non-employee Board member on December 16, 1993 was automatically granted, on that date, options to purchase 10,000 shares of Common Stock. Each non-employee Board member who first becomes a non-employee Board member at any time after December 16, 1993 shall automatically be granted at the time of such initial election or appointment, provided they have not otherwise been in the prior employ of the Company (or any parent or subsidiary), an option to purchase 10,000 shares of Common Stock. At each Annual Meeting of Stockholders beginning with the 1994 Annual Meeting, each individual who is at the time serving as a non-employee Board member will automatically be granted options to purchase 2,500 shares of Common Stock on the date of the Annual Meeting, provided he or she has served as a non-employee Board member for at least six months prior to the date of the meeting.

    The option price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant, and the option price for purchased shares will be payable in cash or shares of Common Stock or through a cashless exercise procedure.

    Automatic option grants become exercisable for 12% of the option shares upon completion of six months of Board service, and for the balance of the option shares in a series of 44 equal successive monthly installments thereafter, provided the director remains a member of the Board through such date. However, full and immediate vesting will occur upon a Corporate Transaction (as such term is defined in the section above entitled "Corporate Transactions"). Also, each automatic option grant will be automatically cancelled upon the occurrence of a Hostile Take-Over (as such term is defined in the section above entitled "Limited Stock Appreciation Rights"), whether or not the option is otherwise at the time exercisable for such shares. In return the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (as such term is defined in the section above entitled "Limited Stock Appreciation Rights") of the shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares.

    Upon cessation of Board service, the options held by the director will remain exercisable for six months. Should the optionee die while holding one or more options, then those options may subsequently be exercised by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance within twelve months of the director's death.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

    The Board may amend or modify the Option Plan in any or all respects whatsoever; provided, however, that no such amendment may adversely affect the rights of outstanding option holders without their consent, and the Board may not, without the approval of the Company's stockholders: (i) materially increase the maximum number of shares issuable under the Option Plan or the number of shares for which automatic grants may be made to non-employee Board members, except in the event of certain changes to the Company's capital structure as indicated above; (ii) materially modify the eligibility requirements for option grants; or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan. Amendments to the automatic option grant program and automatic options may not be effected at intervals more frequent than once every six months.

    The Board may terminate the Option Plan at any time, and the Option Plan will in all events terminate not later than May 4, 2004. Any options outstanding at the time of such plan termination will continue to remain outstanding and exercisable in accordance with the terms and provisions of the instruments evidencing those grants. The Option Plan will, however, automatically terminate on the date all shares available for issuance are issued or cancelled.

FEDERAL TAX CONSEQUENCES

    Options granted under the Option Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options, which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the purchased shares and the exercise price is generally included as alternative minimum taxable income for purposes of the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

    Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

    (a) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

    (b) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

    The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    The Company anticipates that the deductions attributable to the compensation income arising from most exercises of options under the Option Plan will not be subject to the annual $1 million limit per covered individual on the deductibility of compensation paid to certain executive officers of the Company.

    STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

    PARACHUTE PAYMENTS. If the exercisability of an option or stock appreciation right is accelerated as a result of a change of control, all or a portion of the value of the option or stock appreciation right at that time may be a parachute payment for purposes of the excess parachute provisions of the Internal Revenue Code. Those provisions generally provide that if parachute payments exceed three times an employee's average compensation for the five (5) tax years preceding the change of control, the company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of one times such average compensation.

ACCOUNTING TREATMENT

    Option grants at 100% of fair market value will not result in any charge to the Company's earnings. The number of outstanding options may be a factor in determining the Company's earnings per share.

AMENDED PLAN BENEFITS

    The following table sets forth certain information regarding the options granted under the Option Plan as of July 21, 1997, together with the options expected to be granted under the Automatic Option Grant Program on the date of the 1997 Annual Meeting.

                                 OPTION GRANTS


                                                                                                         OPTIONS
                                                                                                         GRANTED
                                                                                                       (NUMBER OF
                                          NAME AND POSITION                                              SHARES)
-----------------------------------------------------------------------------------------------------  -----------
Stephen M. Race, Director and Chief Executive Officer                                                     500,000

Gilman Louie, Chairman                                                                                    200,000

Tim Christian, Managing Director, Europe\Asia Pacific                                                     160,000

Gregory S. Kennedy, Senior Vice President, Business and Legal Affairs and Secretary                       110,000

Jeffery J. Forestier, Senior Vice President, Sales                                                        100,000

All current executive officers as a group (9 persons)                                                   1,355,000

David C. Costine, Director                                                                                 20,000

Vinod Khosla, Director                                                                                     20,000

Keith Schaefer, Director                                                                                   30,000(1)

All current directors (other than executive officers) as a group (3 persons)                               70,000

All other employees as a group                                                                          3,463,722


------------------------

(1) In July 1996, Mr. Schaefer received an option to purchase 10,000 shares of the Company's Common Stock as compensation for consulting services he performed.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding shares of the Company's voting Common Stock present or represented and entitled to vote at the 1997 Annual Meeting is required for approval of the amendment to the Option Plan. If such stockholder approval is not obtained, then the amendment to the Option Plan will not become effective, and all outstanding options granted on the basis of the 600,000 share increase will terminate without ever becoming exercisable for any of the option shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the approval of the amendments to the Option Plan.

                                  PROPOSAL 3:
                 AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

    In July 1997, the Board approved an amendment to the Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance thereunder from 400,000 to 600,000 shares of Common Stock.

    The continued success of the Company and its stockholders depends upon the ability to attract and retain highly qualified and competent employees. The Purchase Plan enhances that ability and provides additional incentive to such personnel to advance the interests of the Company and its stockholders.

    Certain material features of the Purchase Plan, as amended, are outlined below.

GENERAL

    The Purchase Plan is administered by the Compensation Committee, which is comprised of at least two non-employee members of the Board appointed by, and serving at the discretion of, the Board. No member of the Compensation Committee is eligible to participate in the Purchase Plan. The compensation Committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

PURPOSE

    The purpose of the Purchase Plan is to provide employees of the Company and its majority-owned subsidiaries which have been designated by the Board with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

SECURITIES SUBJECT TO THE PURCHASE PLAN

    Assuming approval of this Proposal No. 3, the Maximum number of shares of Common Stock that may be sold to participants over the term of the Purchase plan may not exceed 600,000 shares. To prevent dilution or enlargement of participant rights under the Purchase Plan, appropriate adjustments will be made to (i) the class and maximum number of shares purchasable under the Purchase Plan, (ii) the class and maximum number of shares purchasable per participant under any outstanding purchase right, and (iii) the class and number of shares purchasable and the price per share payable under all outstanding purchase rights, in the event that any change is made to the Company's outstanding Common Stock (whether by reason of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in corporate structure effected without receipt of consideration).

ELIGIBILITY AND PARTICIPATION


    Any individual who is customarily employed by the Company or a participating corporate affiliate, for more than twenty (20) hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan. An Eligible employee may commence participation on the first day of the first purchase period after completion of thirty (30) days of employment with the Company or any corporate affiliate. As of July 21, 1997, there were three hundred and fifty one (351) employees eligible to participate in the Purchase Plan, of whom one hundred and twenty two (122) were participating.


PURCHASE PERIODS AND PURCHASE PRICE

    The Purchase Plan will be implemented in series of purchase periods, each to be of a duration of approximately six months as determined by the Compensation Committee prior to the commencement date of each purchase period. Purchase periods begin, at the Compensation Committee's discretion, on or about the first business day of September and March each year. Accordingly, two separate purchase periods shall commence in each year during which the Purchase Plan remains in existence.

    The purchase price of the Common Stock under the Purchase Plan will be equal to the lesser of (i) 85% of the fair market value per share of Common Stock on the first day of the purchase period or (ii) 85% of the fair market value per share of Common Stock on the date on which the purchase right is exercised. The fair market value of the Common Stock on any relevant date will be the closing selling price per share on such date as reported on the NNM.

PURCHASE RIGHTS

    Each participant will have a separate purchase right for each purchase period in which he or she participates. The purchase right will be granted on the first day of the purchase period and will be automatically exercised on the last date of each purchase period. Each participant may, through authorized payroll deductions, apply from 1% to 10% of his or her base pay during the relevant purchase period to the purchase of Common Stock under the Purchase Plan. Base pay includes the participant's regular basic earnings and commissions, but excludes bonuses, overtime, shift differentials and other pay differentials. On the last day of each purchase period, the payroll deductions of each participant will be automatically applied to the purchase of whole shares of Common Stock at the purchase price in effect for such purchase date. Any amount remaining in the participant's account after such exercise shall be held for the purchase of stock on the next semiannual purchase date.

    The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

        (1) purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliate;

        (2) purchase rights granted to a participant may not permit such individual to purchase Common Stock with a value in excess of $25,000 (valued at the time each purchase right is granted) during any one calendar year; and

        (3) the maximum number of shares purchasable by the participant on any purchase date may not exceed 2,000 shares.

    The purchase right of a participant will terminate upon the participant's termination of employment or the participant's election to withdraw from the Purchase Plan. Any payroll deductions that the participant may have made with respect to the terminated purchase right will be refunded, unless the participant requests that amounts collected be applied to the purchase of shares at the end of the purchase period. In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Compensation Committee, to terminate the Purchase Plan immediately following any semiannual purchase date occurring after such action is authorized. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised thereunder.

    No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase. No purchase rights will be assignable or transferable by the participant except by will or by the laws of descent and distribution. During the lifetime of the participant, the purchase rights are exercisable only by the participant.

PARTICIPATION IN THE PURCHASE PLAN

    Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. No purchases have been made under the Purchase Plan since its amendment by the Board. However, purchases were made under the Purchase Plan prior to such amendment. The following table sets forth certain information regarding shares purchased under the Purchase Plan for each of the named executive officers, for all current executive officers as a group, for all nominees for election as a director, for all current directors who are not executive officers as a group and for all other employees who participated in the Purchase Plan as a group:

                             AMENDED PLAN BENEFITS
                          EMPLOYEE STOCK PURCHASE PLAN

                                                                                   NUMBER OF
                                                                                    SHARES
             NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION                PURCHASED(#)
-------------------------------------------------------------------------------  -------------
Stephen M. Race,
  Director and Chief Executive Officer                                                 3,385

Gilman Louie,
  Chairman                                                                            --

Tim Christian,
  Managing Director, Europe\Asia Pacific                                               3,710

Gregory S. Kennedy
  Senior Vice President, Business and Legal Affairs and Secretary                      1,133

Jeffery J. Forestier
  Senior Vice President, Sales                                                        --

All current executive officers as a group (9 persons)                                 10,938

David C. Costine, Director                                                            --

Vinod Khosla, Director                                                                --

Keith Schaefer, Director                                                              --

All current directors (other than executive officers) as a group (3 persons)          --

All other employees as a group                                                       194,916

MERGER OR LIQUIDATION OF COMPANY

    In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation, or a reverse merger in which the Company is the surviving corporation but more than fifty percent (50%) of the outstanding stock is transferred to the acquirer, or in the event the Company is liquidated, then all outstanding purchase rights will, in connection with the consummation of such sale, merger, reorganization or liquidation, be exercised immediately prior to such sale, merger, reorganization or liquidation by applying all payroll deductions previously collected from participants during the purchase period to the purchase of whole shares of Common Stock.

AMENDMENT AND TERMINATION

    The Purchase Plan will terminate upon the earlier of December 31, 2003 or the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, the Board may from time to time alter, amend, suspend or discontinue the provision of the Purchase Plan. Without stockholder approval, the Board may not: (i) increase the number of shares issuable under the Purchase Plan, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL TAX CONSEQUENCES

    The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares. A sale or other disposition of the purchased shares will be a disqualifying disposition if made within two years after the start of the purchase period in which such shares were acquired and within one year after the shares are purchased. Any additional gain recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one year following the date of purchase under the Purchase Plan.

REQUIRED VOTE

    The affirmative vote of a majority of the Votes Cast will be required to approve the amendment of the Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR the approval and ratification of the amendment to the employee stock purchase plan.

                                  PROPOSAL 4:
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

    The stockholders are being asked to vote on a proposal to change the name of the Company from Spectrum HoloByte, Inc. to MicroProse, Inc. by amending the Company's Certificate of Incorporation. No other change to the Company's Certificate of Incorporation, other than to change the Company's name as recorded by the Delaware Secretary of State and to change the name under which the Company transacts business and trades on the Nasdaq National Market, is contemplated. The Company's new name will be effective upon the filing of an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

    The Board believes that for the following reasons the proposed name change is in the best interest of the Company and its stockholders. In 1993, Spectrum HoloByte, Inc. merged with MicroProse, Inc. The combined company, Spectrum HoloByte, Inc., continued to market its products under both the Spectrum HoloByte-Registered Trademark- and the MicroProse-Registered Trademark- labels. In the 1997 fiscal year, the Company decided to consolidate its marketing efforts under the MicroProse label. In order to take full advantage of the name recognition created by the Company's recent marketing efforts and to avoid confusion in both the financial and consumer markets, the Board has decided to change the name of the Company from Spectrum HoloByte, Inc. to MicroProse, Inc.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Company's Certificate of Incorporation to change the name of the Company to MicroProse, Inc.

                                  PROPOSAL 5:
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Coopers & Lybrand, LLP served as independent public accountants for the Company for the fiscal year ended March 30, 1997. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented at the meeting by the Board of Directors to ratify the selection of Coopers & Lybrand, LLP as independent public accountants to audit the accounts and records of the Company for the fiscal year ending March 29, 1998, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of Coopers & Lybrand, LLP, the Board of Directors would reconsider such selection. Even if its selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its stockholders.

    A representative of Coopers & Lybrand, LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Coopers & Lybrand, LLP to serve as the Company's independent public accountants for the fiscal year ending March 29, 1998.

                            OWNERSHIP OF SECURITIES

COMMON STOCK -- MANAGEMENT AND DIRECTORS

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of July 21, 1997 by each director, the "Named Executive Officers" as shown in the Summary Compensation Table in the "Executive Compensation" section below, and all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. The address for each Director and Officer is that of the Company.


                                                                                               APPROXIMATE
                                                                                 SHARES          PERCENT
                                                                               BENEFICIALLY   BENEFICIALLY
                                    NAME                                          OWNED         OWNED(1)
-----------------------------------------------------------------------------  -----------  -----------------
David C. Costine, Director(2)                                                     295,625             1.0%
Vinod Khosla, Director(3)                                                         372,839             1.2%
Keith Schaefer, Director(4)                                                        23,700           *
Stephen M. Race, Director and Chief Executive Officer(5)                          262,433           *
Gilman G. Louie, Chairman(6)                                                      617,645             2.0%
Tim Christian, Managing Director Europe\Asia Pacific(7)                            36,488           *
Gregory S. Kennedy,Senior Vice President, Business and Legal Affairs and
  Secretary(8)                                                                     68,272           *
Jeffery J. Forestier, Senior Vice President, Sales(9)                              33,784           *
All current directors and executive officers as a group (12 persons)(10)        1,775,384             5.8%


------------------------

*   Less than one percent of the outstanding Common Stock.


 (1) Percentage of beneficial ownership is calculated assuming 30,163,043 shares of Common Stock were outstanding on July 21, 1997. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty (60) days of July 21, 1997, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.


 (2) Includes 12,500 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 21, 1997. Also includes 192,847 shares of Common Stock and a warrant to purchase 90,278 shares of Common Stock held by Corporate Venture Partners, L.P. Mr. Costine is a principal of Corporate Venture Partners, L.P. Mr. Costine disclaims beneficial ownership of the listed securities not held by him personally, except to the extent of his pecuniary interest therein.

 (3) Includes 12,500 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 21, 1997. Also includes 238,369 shares of Common Stock held by Kleiner Perkins Caufield & Byers VI; 100,000 shares of Common Stock held by Mr. Khosla's wife; and 5,787 shares of Common Stock held by an irrevocable trust for Mr. Khosla and his wife. Mr. Khosla is a partner of KPCB VI Associates, which is the general partner of the foregoing venture fund. Mr. Khosla disclaims beneficial ownership of the securities held directly by KPCB VI, his spouse Neeru Khosla and the Vinod and Neeru Khosla 1992 irrevocable trust, except to the extent of any indirect pecuniary interest therein.

 (4) Includes 22,500 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 21, 1997.

 (5) Includes 259,048 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty
    (60) days of July 21, 1997.

 (6) Includes 78,333 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 21, 1997.

 (7) Includes 32,778 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 21, 1997.

 (8) Includes 67,471 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 21, 1997.

 (9) Includes 33,334 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 21, 1997.

(10) Includes 570,352 shares of Common Stock to be issued under stock options and 90,278 shares of Common Stock to be issued under a warrant that are currently exercisable or that will become exercisable within sixty (60) days of July 21, 1997.

COMMON STOCK -- PRINCIPAL STOCKHOLDERS

    The following table sets forth information with respect to the only persons, other than those persons shown on the previous table, who beneficially owned (to the Company's knowledge) more than 5% of the Company's Common Stock as of July 21, 1997.


                                                                                              APPROXIMATE
                                                                                 SHARES         PERCENT
                                                                               BENEFICIALLY  BENEFICIALLY
                              NAME AND ADDRESS                                    OWNED        OWNED(1)
-----------------------------------------------------------------------------  -----------  ---------------
FMR Corp.(2)                                                                    4,048,700           13.4%
  82 Devonshire Street
  Boston, MA 02109

SWICO Anstalt(3)                                                                1,984,313            6.5%
  c/o Rowbotham & Company, Inc.
  400 Montgomery Street, Suite 600
  San Francisco, CA 94104

Massachusetts Financial Services Company(4)                                     3,390,270           11.2%
  500 Boylston Street, 15th Floor
  Boston, MA 02116


------------------------


(1) Percentage of beneficial ownership is calculated assuming 30,163,043 shares of Common Stock were outstanding on July 21, 1997. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty (60) days of July 21, 1997, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.


(2) Includes 3,745,500 shares beneficially owned by Fidelity Management & Research Company and 303,200 shares beneficially owned by Fidelity Management Trust Company. FMR Corp. is the parent holding company of both of the foregoing entities.

(3) Includes 196,078 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock held by PH(US), Inc. SWICO Anstalt is the sole shareholder of PH(US), Inc.

(4) Includes 3,330,295 shares beneficially owned by Massachusetts Financial Services Company and 59,975 shares which may be acquired through the conversion of convertible bonds.

PREFERRED STOCK

    The following table sets forth beneficial ownership information for the Company's Preferred Stock outstanding as of July 21, 1997.

                                                             NUMBER OF SHARES          PERCENTAGE OF CLASS
        NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED         BENEFICIALLY OWNED
----------------------------------------------------  ------------------------------  ---------------------
PH(US), Inc.(1)                                                 4,000,000                        99.6%
  c/o Rowbotham Company, Inc.                               Series A Preferred
  400 Montgomery Street, Suite 600
  San Francisco, CA 94104

The Nalco Chemical Company(2)                                     16,045                        *
  c/o The Northern Trust Company                        Series B-1 Preferred Stock
  P.O. Box 92923
  Chicago, IL 60675

------------------------

*   Less than one percent of the outstanding Preferred Stock

(1) SWICO Anstalt is the sole shareholder of PH(US), Inc., the record owner of all shares of Series A Preferred Stock of the Company. Accordingly, SWICO Anstalt may be deemed to be the beneficial owners of all the shares of Series A Preferred Stock of the Company. These Preferred Shares are convertible into 196,078 shares of the Company's Common Stock.

(2) These Preferred Shares are convertible into an aggregate of 16,045 shares of Common Stock.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, except as further described below, there was compliance for the fiscal year ended March 30, 1997 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners.

    Derek McLeish, a new officer of the Company, filed a late Form 3 reporting his beneficial ownership of securities of the Company upon commencement as an officer of the Company.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation earned for each of the three fiscal years preceding March 30, 1997 by the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company earning at least $100,000 for services rendered in all capacities to the Company and its subsidiaries (the "Named Executive Officers"). No executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 1997 fiscal year has resigned or terminated employment during the fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                             ANNUAL COMPENSATION             AWARDS
                                                     -----------------------------------  -------------
                                                                           OTHER ANNUAL    SECURITIES      ALL OTHER
                                          FISCAL      SALARY               COMPENSATION    UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION           YEAR       ($)(1)    BONUS($)      ($)(2)       OPTIONS(#)       ($)(3)
--------------------------------------  -----------  ---------  ---------  -------------  -------------  -------------
Stephen M. Race,                              1997     296,384    289,785           --             --(5)       3,912
  Director and Chief                          1996     172,404     75,000           --        500,000            529
  Executive Officer(4)                        1995          --         --           --             --             --

Gilman Louie,                                 1997     213,462    223,061           --             --(5)       2,702
  Chairman                                    1996     203,173         --           --        200,000          2,282
                                              1995     177,000         --           --             --          2,625

Tim Christian,                                1997     183,435     82,134           --             --(5)      48,467
  Managing Director,                          1996     131,750     77,520           --         20,000         16,800
  Europe\Asia Pacific                         1995      78,416         --           --         40,000         13,839

Gregory S. Kennedy(6)                         1997     179,543     60,000           --         15,000(5)       2,842
  Senior Vice President,                      1996     137,325     40,000           --          5,000          2,139
  Business and Legal Affairs                  1995     112,156         --       70,000(7)      90,000             --
  and Secretary

Jeffery J. Forestier(8)                       1997     163,000     52,000           --             --          1,416
  Senior Vice President, Sales                1996      30,769     35,000           --        100,000             --
                                              1995          --         --           --             --             --


------------------------

(1) Salary includes salary deferred under the Company's 401(k) Plan.

(2) In accordance with Commission rules, perquisites constituting less than the lesser of $50,000 or 10% of total salary and bonus are not reported.

(3) "All Other Compensation" reflects a matching contribution to the Company's 401(k) Plan.

(4) Mr. Race has served as the Chief Executive Officer of the Company since August 16, 1995. His salary in the 1996 fiscal year was for a partial year.

(5) On June 26, 1996, as part of an Option Exchange Program, the Company agreed to enter into Option Exchange Agreements with each of its employee option holders, including Messrs. Race, Louie, Christian and Kennedy, pursuant to which the Company issued, in exchange for tendered option agreements with an exercise price in excess of $5.375 from current employee option holders, new options, each with an exercise price of $5.375 which represents the fair market value of one share of the Company's Common Stock on June 26, 1996, as reported by Nasdaq. Mr. Race exchanged options to purchase 500,000 shares, Mr Louie exchanged options to purchase 150,000 shares, Mr. Christian exchanged options to purchase 50,000 shares and Mr. Kennedy exchanged options to purchase 78,800 shares. The Company's Board of Directors approved the Option Exchange Program.

(6) Mr. Kennedy was hired on May 23, 1994. His salary in the 1995 fiscal year was for a partial year.

(7) Mr. Kennedy's Other Compensation in the 1995 fiscal year was for his relocation expense.

(8) Mr. Forestier was hired on December 11, 1995. His salary in the 1996 fiscal year was for a partial year.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options made under the Company's 1994 Stock Option Plan for the 1997 fiscal year to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                POTENTIAL REALIZABLE VALUE
                                                       INDIVIDUAL GRANTS                                    OF
                                 -------------------------------------------------------------   ASSUMED ANNUAL RATES OF
                                   NUMBER OF        % OF TOTAL                                   STOCK PRICE APPRECIATION
                                   SECURITIES      OPTIONS/SARS                                            FOR
                                   UNDERLYING       GRANTED TO       EXERCISE OR                      OPTION TERM(4)
                                  OPTIONS/SARS     EMPLOYEES IN      BASE PRICE    EXPIRATION   --------------------------
             NAME                  GRANTED(#)       FISCAL YEAR     ($/SHARE)(2)      DATE         5%($)         10%($)
-------------------------------  --------------  -----------------  -------------  -----------  ------------  ------------
Stephen M. Race,                         --(3)          --               --            --            --            --
  Director and Chief
  Executive Officer

Gilman G. Louie,                         --(3)          --               --            --            --            --
  Chairman

Tim Christian,                           --(3)          --               --            --            --            --
  Managing Director,
  Europe\Asia Pacific

Gregory S. Kennedy(1)                15,000(3)             2.5%           5.375      06/25/06         50,705       128,495
  Senior Vice President,
  Business and Legal
  Affairs and Secretary

Jeffery J. Forestier                   --               --               --            --            --            --
  Senior Vice President,
  Sales


------------------------

(1) The options granted to Mr. Kennedy are incentive and nonqualified options granted under the Company's 1994 Stock Option Plan. Mr. Kennedy's options become exercisable as follows: 16.7% of the option shares six (6) months after the vesting commencement date and the balance of the shares vest in a series of thirty (30) equal monthly installments. Each option will immediately vest in the event the Company is acquired by a merger, reverse merger or asset sale, unless the options are either assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The exercise price of these options may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.

(3) On June 26, 1996, as part of an Option Exchange Program, the Company agreed to enter into Option Exchange Agreements with each of its employee option holders, including Messrs. Race, Louie, Christian and Kennedy, pursuant to which the Company issued, in exchange for tendered option agreements with an exercise price in excess of $5.375 from current employee option holders, new options, each with an exercise price of $5.375 which represents the fair market value of one share of the Company's Common Stock on June 26, 1996, as reported by Nasdaq. Mr. Race exchanged options to purchase 500,000 shares, Mr Louie exchanged options to purchase 150,000 shares, Mr. Christian exchanged options to purchase 50,000 shares and Mr. Kennedy exchanged options to purchase 78,800 shares. The Company's Board of Directors approved the Option Exchange Program.

(4) The five percent (5%) and ten percent (10%) assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the 1997 fiscal year and unexercised options held as of the end of the 1997 fiscal year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS AT FISCAL
                                  SHARES        VALUE         YEAR-END(1997)(1)               YEAR-END(1)(2)
                                ACQUIRED ON   REALIZED    --------------------------  ------------------------------
             NAME               EXERCISE(#)      ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE($) UNEXERCISABLE($)
------------------------------  -----------  -----------  -----------  -------------  -------------  ---------------
Stephen M. Race,                    --           --          196,191        303,809       245,239         379,761
  Director and Chief
  Executive Officer

Gilman G. Louie,                    --           --           58,333        141,667        72,916         177,084
  Chairman

Tim Christian,                      --           --           26,111         33,889        32,639          42,361
  Managing Director,
  Europe\Asia Pacific

Gregory S. Kennedy                  --           --           55,555         43,245        69,444          54,056
  Senior Vice President,
  Business and Legal
  Affairs and Secretary

Jeffery J. Forestier                --           --           23,334         76,666        29,168          95,833
  Senior Vice President, Sales

------------------------

(1) Options granted pursuant to the Company's 1994 Stock Option Plan.

(2) Based on the fair market value of the shares on the last day of the 1997 fiscal year ($6.625 per share) less the exercise price payable for such shares.

EMPLOYMENT AGREEMENTS

    In August 1995, the Company entered into an employment agreement with Stephen M. Race, Chief Executive Officer of the Company, which terminates upon Mr. Race's termination of employment with the Company. The agreement provides for an initial annual base salary of $275,000, which will be reviewed at least annually, but which may not be reduced below such level. His current salary is $310,000. The agreement provides that the Company grant Mr. Race options to purchase 500,000 shares of Common

Stock, which options vest ratably over a 50 month period. See "Stock Options." The agreement also provides for an annual performance bonus of up to 100% of his base salary if the Company exceeds certain performance targets established by its Board of Directors. Under the terms of his employment agreement and subject to certain conditions, Mr. Race will receive a special bonus of $3,000,000 (less any realizable value from options Mr. Race holds that are exercisable or gains as a result of a sale of the stock purchased pursuant to such options) if Mr. Race remains employed with the Company through March 31, 1999. Mr. Race is also entitled to reimbursement of certain expenses in connection with his employment with the Company, including automobile expenses and reimbursement for taxes. He is also entitled to participate in most Company benefit plans.

    In the event that (i) the Company terminates Mr. Race's employment (other than for cause), or (ii) Mr. Race's title is no longer Chief Executive Officer and Mr. Race terminates his employment, or (iii) the Company is acquired and Mr. Race is no longer the Company's Chief Executive Officer, he (or his beneficiaries in the case of death) will receive a continuation of his base salary and Mr. Race will receive certain other benefits for twelve months and the exercisability of his options will be accelerated as though he had remained employed for one additional year. In addition, in the event of one of the three events described above, and subject to certain conditions, including the time at which Mr. Race's employment with the Company is terminated, the profitability of the Company and whether there had occurred a change in control of the Company, Mr. Race is entitled to receive a cash payment from the Company of up to $3,000,000 (less any realizable value from options Mr. Race holds that are exercisable or gains as a result of a sale of the stock purchased pursuant to such options). In the event Mr. Race's employment with the Company terminates for good cause, the Company is obligated to pay Mr. Race's base salary for a period of six months following such termination.

    Under the employment agreement, the Company has agreed to indemnify Mr. Race to the fullest extent permitted by law so long as Mr. Race acts in good faith. Failure by the Company to provide such indemnification is deemed to be a breach of the employment agreement and may be deemed a termination of Mr. Race's employment for other than cause.

                REPORT OF THE COMPENSATION COMMITTEE CONCERNING
                             EXECUTIVE COMPENSATION

    As members of the Committee of the Spectrum HoloByte, Inc. Board of Directors, it is our duty to exercise the power and authority of the Board of Directors with respect to the compensation of executive officers. In addition, the Committee administers the Company's 1994 Stock Option Plan and Employee Stock Purchase Plan.

    For the 1997 fiscal year, the Committee approved the compensation payable to Mr. Race, Chief Executive Officer and Mr. Louie, Chairman. The Committee authorized Mr. Race to determine, in consultation with the Committee, compensation payable to the other executive officers.

COMPENSATION PHILOSOPHY

    Under the supervision of the Committee, the Company has developed a compensation philosophy which is designed to attract and retain qualified key executive officers critical to the Company's success and to provide such executives with performance-based incentives tied to achievement of specific goals and the profitability of the Company. As an officer's level of responsibility and accountability within the Company increases over time, a greater portion of each executive officer's compensation is intended to be dependent upon the Company's performance, the individual's contribution to the success of the Company as measured by individual performance, and stock price appreciation rather than upon base salary. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual performance and expertise; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of certain goals; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

FACTORS

    Several important factors which were considered in establishing the components of the fiscal year 1997 compensation package for each executive officer other than the Chief Executive Officer are summarized below. Additional factors may also be taken into account, and the Committee may in its discretion apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years. All compensation decisions are designed to further the compensation philosophy indicated above.

    BASE SALARY. Base compensation is established based on competitive market rates at the time of initial hiring. Base compensation thereafter is reviewed annually using an analysis of competitive salary ranges provided by an independent compensation survey which focuses on Silicon Valley companies, with particular emphasis on the reported compensation paid by companies similar in size and business who compete with the Company in the recruitment and retention of senior personnel. The base salary level for executive officers is generally at the median level determined for such individuals on the basis of the external salary data provided the Committee by the independent compensation surveys. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index in the Performance Graph, below.

    INCENTIVE COMPENSATION. During the 1997 fiscal year, the Company's executive officers participated in an annual incentive compensation plan with awards based primarily on Company and individual performance targets. Targeted awards for executive officers of the Company under this plan are consistent with targeted awards of companies of similar size and complexity to the Company based on a review of independent compensation surveys covering companies in Silicon Valley. For the 1998 fiscal year, executive officers will be eligible for target incentives based on a percentage of base salary, based on individual performance, achievement of Company goals and, in certain cases, achievement of goals with respect to specified products or lines of business.

    LONG-TERM INCENTIVE COMPENSATION. The Company has adopted the 1994 Stock Option Plan to provide executive officers and other key employees with incentives to maximize long-term stockholder values. Awards under the 1994 Stock Option Plan can take the form of stock options and stock appreciation rights, which are designed to give the recipient a significant equity stake in the Company and thereby closely align their interests with those of the Company's stockholders. In addition to linking executive compensation directly to stockholder value, the Compensation Committee believes that stock options, through staged vesting provisions, perform an important role in motivating and retaining key executives. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant made to each executive officer as circumstances warrant.

    CEO COMPENSATION. Mr. Race's compensation as Chief Executive Officer during the 1997 fiscal year was paid in accordance with an employment agreement between Mr. Race and the Company. In determining Mr. Race's compensation for the 1997 fiscal year, the Committee also considered the factors set forth above. See "Employment Agreements."

    TAX LIMIT. The cash compensation to be paid to each of the Company's executive officers for the 1997 fiscal year is not expected to exceed the $1 million limit on the tax deductibility of such compensation imposed under federal tax legislation enacted in 1993. In addition, the Board intends to impose a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options over the remaining term of the plan in order to ensure that any compensation deemed paid to an executive officer upon the exercise of an outstanding option under the 1994 Stock Option Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. No other changes to the Company's executive compensation programs will be made as a result of the new limitation until final Treasury Regulations are issued with respect to such limitation.

    We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                          Compensation Committee
                                          David Costine
                                          Keith Schaefer

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There were no Compensation Committee interlocks or insider participation during fiscal year 1997.

                        COMPARISON OF STOCKHOLDER RETURN
    PERFORMANCE COMPARISON -- NASDAQ MARKET INDEX AND H & Q TECHNOLOGY INDEX

    The following stock performance graph shows the cumulative total return of the Company's Common Stock from March 31, 1992, and for each fiscal year end thereafter. The Company's Common Stock performance is compared to the cumulative total return for the same period of the Nasdaq index and the Hambrecht & Quist Technology Index. The graph assumes that $100 was invested on March 31, 1992 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                SPECTRUM HOLOBYTE    H&Q TECHNOLOGY   NASDAQ STOCK MARKET-U.S.
Mar-92                      100.00            100.00                     100.00
Mar-93                       45.61            119.32                     114.96
Mar-94                       64.91            136.72                     124.09
Mar-95                      112.72            177.37                     138.04
Mar-96                       57.02            241.39                     187.42
Mar-97                       43.86            280.57                     208.31
Scaled Prices

                                 ANNUAL REPORT

    A copy of the Company's Annual Report for the fiscal year ended March 30, 1997 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report to stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

    The Company filed with the SEC an Annual Report on Form 10-K. Stockholders may obtain copies of this report, without charge, by writing to the Company's Vice President Corporate Controller at the Company's executive offices at 2490 Mariner Square Loop, Suite 100, Alameda, California 94501.

                                 OTHER MATTERS

    Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

                                          THE BOARD OF DIRECTORS
                                          OF SPECTRUM HOLOBYTE, INC.

August 1, 1997
Alameda, California

         THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           SPECTRUM HOLOBYTE, INC.

            ----------------------------------------------------

                          SPECTRUM HOLOBYTE, INC.
               PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                            SEPTEMBER 18, 1997

The undersigned stockholder(s) of Spectrum HoloByte, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 1, 1997, and hereby appoints Stephen M. Race and Gilman G. Louie, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Spectrum HoloByte, Inc. to be held on September 18, 1997 at 9:30 a.m., local time, at the Waterfront Plaza Hotel, Jack London Square, Ten Washington Street, Oakland, California, 94607 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

     1.    Election of Directors to serve one year terms.

     / /  FOR all nominees listed below    / / WITHHOLD authority to vote for
          (except as indicated).               all nominees listed below.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

     Gilman G. Louie           Vinod Khosla            Keith Schaefer
     David C. Costine          Stephen M. Race

     2. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock for issuance thereunder by 600,000 shares to 5,064,321 shares.

                / / FOR       / / AGAINST      / / ABSTAIN

     3. To approve an amendment to the Company's Employee Stock Purchase Plan for the purpose of increasing the number of shares reserved for issuance thereunder by 200,000 to 600,000 shares.

                / / FOR       / / AGAINST      / / ABSTAIN

     4. To amend the Company's Certificate of Incorporation to change the Company's name from Spectrum HoloByte, Inc. to MicroProse, Inc.

                / / FOR       / / AGAINST      / / ABSTAIN

     5. To ratify the selection of Coopers & Lybrand, LLP as the independent public accountants for the Company for the fiscal year ending March 29, 1998.

                / / FOR       / / AGAINST      / / ABSTAIN

     6. To act upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

                / / FOR       / / AGAINST      / / ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

                                             Dated                  , 1997
                                                   -----------------
                                             Signature:
                                                        -----------------------
                                             Signature:
                                                        -----------------------

                                             I plan to attend the meeting:  / /

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND
            DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.